UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

December 5, 2011

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2361 McGaw Avenue

Irvine, California 92614

(Address of Principal Executive Offices)

(949) 769-3200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 5, 2011, Pro-Dex, Inc. (the “Company”) held its 2011 Annual Meeting of Shareholders. The Company’s shareholders were asked to consider and vote upon the following four proposals:

1.	To elect five persons to serve as directors of the Company;

2.	To approve the Pro-Dex, Inc. Second Amended and Restated 2004 Stock Option Plan;

3.	To approve the Pro-Dex, Inc. Amended and Restated 2004 Directors’ Stock Option Plan; and

4.	To ratify the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012.

The results of the shareholder vote were as follows:

Proposal No. 1 Election of Directors	Votes For	Withheld
Michael Berthelot	759,143	72,308
William Healy	766,676	64,775
David Holder	767,010	64,441
George Isaac	794,633	36,818
Mark Murphy	784,634	46,817

Proposal No. 2 — Approval of Pro-Dex, Inc. Second Amended and Restated Stock Option Plan
	For	Against	Abstain
	709,779	317,257	1,460

	For	Against	Abstain
Proposal No. 3 — Approval of Pro-Dex, Inc. Amended and Restated 2004 Directors’ Stock Option Plan	941,009	86,052	1,435

	For	Against	Abstain
Proposal No. 4 — Ratification of independent registered public accounting firm	2,414,631	13,255	59,202

As a result of the shareholder vote:

(i)	with respect to Proposal No. 1, Michael Berthelot, William Healey, David Holder, George Isaac and Mark Murphy were elected to serve as directors; and

(ii)	Proposal Nos. 2, 3 and 4 were approved.

Item 8.01	Other Events

On December 5, 2011, the Company’s Board of Directors re-elected William Healey as Chairman of the Board. Mr. Healey, an independent director, was initially elected Chairman of the Board on December 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2011

Pro-Dex, Inc.

By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz
Chief Financial Officer